PROMISSORY NOTE

$6,925,979.00	Dallas, Texas	May 20, 2019

FOR VALUE RECEIVED, the undersigned, Corrent Resources, LLC, a Delaware limited liability company (“Maker”), promises to pay to the order of John R. Loftus (together with all subsequent holders of this Promissory Note, “Payee”) the principal sum of Six Million Nine Hundred Twenty-Five Thousand Nine Hundred Seventy-Nine and No/100 Dollars ($6,925,979.00), together with interest on the unpaid principal balance from time to time outstanding, as herein specified.

The principal of and accrued interest on this Promissory Note shall be due and payable as set forth herein in lawful money of the United States of America in Dallas, Texas at the office of Payee at 15850 Dallas Parkway, Dallas, Texas 75248, or such other place as Payee may from time to time designate in writing to Maker. All payments on this Promissory Note shall, at the option of Payee, be applied, first, to the payment of accrued but unpaid interest and any remainder shall be applied to the reduction of the principal balance hereof.

1. Payments of Interest and Principal. The outstanding principal balance hereof and accrued but unpaid interest shall be due and payable as follows:

A. Monthly Payments. Payments of principal and accrued but unpaid interest in the amount of $94,327.06 shall be due and payable in monthly installments, commencing June 16, 2019, with like installments of principal and accrued but unpaid interest in the amount of $94,327.06 being due and payable on the 16th day of each successive month thereafter, through and including April 16, 2024; and

B. Maturity. The entire outstanding principal balance of this Promissory Note, together with all accrued but unpaid interest shall be fully due and payable on May 16, 2024.

2. Interest. The outstanding principal balance of this Promissory Note shall bear interest prior to maturity at a fixed rate of six percent (6%) per annum based on a 365 day year and the actual number of days elapsed. All past due principal and interest shall bear interest at the Maximum Lawful Rate. All payments shall be applied first to accrued but unpaid interest and then to principal.

3. Prepayments. Maker may prepay the principal of this Promissory Note, in whole or in part, at any time without penalty or premium. All prepayments to principal shall be applied to principal in the inverse order of its stated maturity.

4. Events of Default and Remedies. Without further notice or demand, all of which are hereby waived, the entire unpaid principal balance of, and all accrued interest on, this Promissory Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of an Event of Default (as hereinafter defined). Upon the occurrence of an Event of Default, Payee may exercise any and all remedies available at equity or under applicable law (including, without limitation, acceleration of the indebtedness evidenced by this Promissory Note and commencement of foreclosure proceedings), may offset against this Promissory Note any sum or sums owed by the holder hereof to Maker or any guarantor, and/or may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Promissory Note or in any of the other Loan Documents, or in aid of the exercise of any power or right granted by this Promissory Note or to enforce any other legal or equitable right of the holder of this Promissory Note.

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Any one or more of the following events shall constitute an “Event of Default” hereunder:

(a) The failure or refusal of Maker to pay within five (5) days of when due any amount payable hereunder;

(b) The failure or refusal of Maker to punctually and properly to perform, observe and comply with any covenant, agreement or condition contained herein or in any other document executed by Maker in connection herewith (together with this Promissory Note, the “Loan Documents”), which remains uncured thirty (30) days after the receipt of written notice of such from Payee;

(c) Any representation or warranty made by Maker to Payee in any of the Loan Documents or in furtherance of the requirements of any of the Loan Documents shall be incorrect or misleading in any material respect at the time when made;

(d) If a receiver, liquidator or trustee of Maker or of any substantial portion of Maker’s properties, shall be appointed; if a petition in bankruptcy or for reorganization or for protection under any applicable law shall have been filed against Maker and the same is not withdrawn, dismissed, cancelled or terminated within sixty (60) days; if Maker make an assignment for the benefit of creditors or files or consent to the filing of a petition in bankruptcy or for protection under any applicable law or commence or consent to the commencement of any proceeding under the Federal Bankruptcy Code or any other federal or state law, now or hereafter in effect, relating to the reorganization of Maker or the arrangement or rearrangement or readjustment of the debts of Maker or having the effect of enjoining or staying the exercise of rights or remedies by creditors; if there is an attachment or sequestration of or relating to any substantial portion of any assets of Maker and the same is not promptly discharged;

(e) If Maker shall cause, institute or fail to contest any proceeding for the dissolution or termination of Maker;

(f) If Maker ceases to do business or terminates its business as presently conducted for any reason whatsoever; or

(g) The sale, encumbrance or other transfer of a substantial portion of the assets without Payee’s prior written consent.

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5. Cumulative Rights. No delay on the part of the holder of this Promissory Note in the exercise of any power or right under this Promissory Note, or under any of the other Loan Documents, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right. Enforcement by the holder of this Promissory Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

6. Waiver. Maker, and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Promissory Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of protest, notice of acceleration and any and all lack of notice or diligence or any delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Promissory Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, by any release of any party primarily or secondarily liable hereon, or by any release, substitution, subordination or change in any security for the payment of this Promissory Note.

7. Late Fee; NSF Fee. If Payee has not received the full amount of any monthly payment within fifteen (15) days after the payment is due, Maker shall pay to Payee a late charge equal to the lesser of (i) Nine Hundred Ninety-Nine and 99/100 Dollars ($999.99) or (ii) five percent (5%) of the overdue payment, but not to exceed the maximum amount permitted by law. This charge may only be assessed once on each late payment. For any check returned for insufficient funds, Maker shall pay to Payee an NSF fee of $30.00 per item.

8. Attorneys’ Fees and Costs. In the event this Promissory Note is placed in the hands of an attorney for collection, or in the event this Promissory Note is collected in whole or in part through legal proceedings of any nature, then and in any such case, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

9. Notices. Any notice, consent or other communication required or permitted to be given under any of the Loan Documents to Payee or Maker must be in writing and delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

If to Maker:	Corrent Resources, LLC
Attention: CFO
13022 Preston Road
Dallas, Texas 75240

If to Payee:	John R. Loftus
15850 Dallas Parkway
Dallas, Texas 75248

or such other address as shall be set forth in a notice from the appropriate party given in compliance with this Section 9. Any such notice, consent or other communication shall be deemed given when delivered in person or, if mailed, when duly deposited in the United States mail.

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10. GOVERNING LAW. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF.

11. Headings; Construction. The headings of the sections of this Promissory Note are inserted for convenience only and shall not be deemed to constitute a part hereof, words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein which are either singular or plural shall be construed to include the other where appropriate.

12. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Promissory Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payee, assign any rights, duties, or obligations under this Promissory Note. Without the consent of Maker, Payee may, in its sole discretion, at any time or from time to time while any portion of the indebtedness evidenced hereby remains unpaid, transfer, sell, assign or pledge this Promissory Note (or any portion thereof) and any of the other Loan Documents, and in connection therewith Payee may provide information concerning the Loan Documents to any future transferee or participant (including, without limitation, financial information for Maker).

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13. Maximum Interest Rate. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on this Promissory Note (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount: (i) contracted for, charged, taken, reserved or received pursuant to this Promissory Note, any of the other Loan Documents or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents; (ii) contracted for, charged or received by reason of Payee’s exercise of the option to accelerate the maturity of this Promissory Note; or (iii) Maker will have paid or Payee will have received by reason of any voluntary prepayment by Maker of this Promissory Note, then it is Maker’s and Payee’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Payee shall be credited on the principal balance of this Promissory Note (or, if this Promissory Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Promissory Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Promissory Note has been paid in full before the end of the stated term of this Promissory Note, then Maker and Payee agree that Payee shall, with reasonable promptness after Payee discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Maker and/or credit such excess interest against this Promissory Note then owing by Maker to Payee. Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Payee, Maker will provide written notice to Payee, advising Payee in reasonable detail of the nature and amount of the violation, and Payee shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Promissory Note then owing by Maker to Payee. All sums contracted for, charged or received by Payee for the use, forbearance or detention of any debt evidenced by this Promissory Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Promissory Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Promissory Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Promissory Note for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Promissory Note. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (hereinafter defined) made in connection with the transaction evidenced by this Promissory Note and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Payee in connection with the transactions relating to this Promissory Note and the other Loan Documents, which are treated as interest under applicable law. To the extent that Payee is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Promissory Note, Payee will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Payee will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect.

14. Payments; Business Day. Each payment or prepayment hereon must be paid at the office of Payee specified above in lawful money as therein specified and in funds which are or will be available for immediate use by Payee at such office on or before 1:00 p.m., Dallas, Texas time, on the day such payment or prepayment is due. In any case where a payment of principal or interest hereof is due on a day which is not a Business Day, Maker, shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made. As used herein “Business Day” means every day on which banking associations located in Texas are allowed to be open for general lending business.

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15. Loan Payable at Maturity. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THIS PROMISSORY NOTE WILL REQUIRE A “BALLOON” PAYMENT OF ALL UNPAID PRINCIPAL AND ACCRUED BUT UNPAID INTEREST ON THE MATURITY DATE. THE PRINCIPAL INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS PAYABLE IN FULL AT MATURITY. MAKER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THIS PROMISSORY NOTE AND ACCRUED BUT UNPAID INTEREST THEN DUE. PAYEE IS UNDER NO OBLIGATION TO REFINANCE THIS PROMISSORY NOTE AT THAT TIME.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date and year first above written.

MAKER:

Corrent Resources, LLC, a Delaware limited liability company

By:	/s/ Tommy McGuire
Name:	Tommy McGuire
Title:	President

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